As filed with the Securities and Exchange Commission on December 29, 2009

Registration No. 333-163561

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO.1 TO
FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOVA MEASURING INSTRUMENTS LTD.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Weizmann Science Park
Building 22, 2nd Floor
Ness-Ziona 76100, Israel
+972 (8) 938 7505
(Address and telephone number of Registrant’s principal executive offices)

Nova Measuring Instruments Inc.
4701 Patrick Henry Drive, Building 1701, Santa Clara, CA 95054
Tel: 408 200 4344
(Name, address and telephone number of agent for service)

With a copy to:

Dr. Shachar Hadar, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center
Tel Aviv 67021, Israel

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 29, 2009

PROSPECTUS

$20,000,000
Ordinary Shares
Debt Securities
Warrants
Subscription Rights
Units

From time to time, we may offer and sell up to $20,000,000 of any combination of the securities described in this prospectus, either individually or in units. We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on The NASDAQ Global Market and on the Tel Aviv Stock Exchange in Israel under the symbol “NVMI.” On December 28, 2009, the last reported sale price of our ordinary shares on The NASDAQ Global Market was $6.19 per share and on the Tel Aviv Stock Exchange was NIS 24.00 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

On December 1, 2009, the aggregate market value of our outstanding ordinary shares held by non-affiliates was $44,894,948.  We have not previously offered securities pursuant to General Instruction I.B.5. of Form F-3 during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 3 herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

None of the U.S. Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission have approved or disapproved of these securities or passed upon the adequacy, completeness or accuracy of this prospectus. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

The date of this prospectus is _____________

i

About This Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell ordinary shares, debt securities, warrants, subscription rights or units, or any combination of these securities, in one or more offerings up to a total dollar amount of $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed with or furnished to the SEC, will be filed with or furnished to the SEC or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

In this prospectus, references to the terms “Nova,” “the Company,” “we,” “us,” “our” and similar terms, refer to Nova Measuring Instruments Ltd. and its wholly owned subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

About Nova Measuring Instruments Ltd.

We are a worldwide leading designer, developer and producer of integrated and stand-alone process control metrology systems. Metrology systems measure various thin film properties and critical circuit dimensions during various steps in the semiconductor manufacturing process, allowing semiconductor manufacturers to increase quality, productivity and yields, lower their manufacturing costs and increase their profitability. We supply our metrology systems to major semiconductor manufacturers worldwide, either directly or through process equipment manufacturers. Of the 20 semiconductor manufacturers that had the highest capital equipment expenditures in 2008, 17 use our systems. Our systems were first installed in 1995 and, since that time, we have sold more than 1,900 metrology systems.

The semiconductor manufacturing process starts with a silicon wafer that has been highly polished on one side to a mirror finish, upon which circuits are constructed. To construct the circuits, a series of layers of thin films that act as conductors, semiconductors or insulators are applied to the polished side of the wafer. During the manufacturing process, these film layers are subjected to processes which remove portions of the film layers, create circuit patterns and perform other functions. The semiconductor manufacturing process requires exacting steps and strict control of equipment performance and process sequences. Tight control can be achieved through monitoring silicon wafers and measuring relevant parameters after each process step with metrology tools such as those we produce.

Prior to the introduction of our integrated metrology systems, process control was achieved through stand-alone measurement equipment. Stand-alone measurement equipment requires semiconductor manufacturers to interrupt the manufacturing process sequence, remove sample silicon wafers from the process equipment and place the silicon wafers on the stand-alone measuring or inspection tool. In contrast, our integrated metrology approach is based upon patented measuring methods that enable us to produce optical measuring systems that are small enough to be integrated directly inside many types of semiconductor process equipment. We believe that in several instances during the manufacturing process, our integrated approach offers considerable advantages over the conventional stand-alone approach to metrology control, enabling manufacturers using our integrated equipment to reduce costs and to improve production efficiency, yield and quality.

We have always emphasized our integrated metrology solutions as this continues to be an area where we have a leading position. In addition, in the past few years we developed and started manufacturing stand-alone metrology systems as well. We have leveraged our technology, methods, metrology expertise and market position in the integrated metrology field to expand our offerings of stand-alone metrology systems. Today, both stand alone and integrated metrology solutions have reached a level of maturity allowing semiconductor manufactures to choose how to use either technology and make decisions based on merit specific to the process step in question, always balancing between the amount of data attained and the use made of the data for capabilities such as automated process control. Our long-term strategy is focused on advanced metrology and process control solutions where our integrated process control products and stand alone products are compatible or complementary and used in a customized way to meet specific customer needs.

Cautionary Note Regarding Forward-Looking Statements

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, statements that are forward-looking statements within the meaning of the federal securities laws. We caution you that any forward-looking statements presented in this prospectus, or which management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management. When we use the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “continue,” “assume” and other similar expressions, they are generally forward-looking statements. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

•	our strategic plans;

•	our business outlook; and

•	our future business and financial performance.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. The risks and uncertainties to which these statements are subject include, but are not limited to, those risks and uncertainties described in “Risk Factors” and elsewhere in this prospectus, the accompanying prospectus supplement, and the documents incorporated by reference herein and therein, and include the following:

•	unanticipated consequences of the global economic crisis;

•	our dependency on a single integrated process control product line;

•	the highly cyclical nature of the markets we target;

•	our inability to reduce spending during a slowdown in the semiconductor industry;

•	our ability to respond effectively on a timely basis to rapid technological changes;

•	risks associated with our dependence on a single manufacturing facility;

•	our ability to expand our manufacturing capacity or marketing efforts to support our future growth;

•	our dependency on a small number of large customers and small number of suppliers;

•	risks related to our intellectual property;

•	changes in customer demands for our products;

•	new product offerings from our competitors;

•	changes in or an inability to execute our business strategy;

•	unanticipated manufacturing or supply problems;

•	changes in tax requirements;

•	changes in customer demand for our products;

•	risks related to currency fluctuations;

•	risks related to our operations in Israel; and

•	various other factors beyond our control.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

Risk Factors

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 20-F on file with the SEC, as revised or supplemented by our reports filed with or furnished to the SEC since the filing of our most recent Annual Report on Form 20-F and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Price Range of Ordinary Shares

Our ordinary shares are listed and traded on The NASDAQ Global Market and on the Tel Aviv Stock Exchange under the symbol “NVMI”.

The following table sets forth, for the periods indicated, the high and low reported sales prices of the ordinary shares on The NASDAQ Global Market and Tel Aviv Stock Exchange:

	NASDAQ GLOBAL MARKET		TEL AVIV STOCK EXCHANGE
PERIOD	HIGH ($)	LOW ($)	HIGH (NIS)	LOW (NIS)

Last Six Months and December 2009:
June 2009	1.21	0.68	8.69	2.80
July 2009	1.40	0.89	4.95	3.60
August 2009	1.74	1.15	5.99	4.54
September 2009	2.75	1.55	10.00	5.70
October 2009	3.25	2.60	12.22	9.71
November 2009	3.97	2.69	14.86	10.54
December 2009 (Until December 28, 2009).	6.25	3.77	24.75	14.41

Last Eleven Quarters:
First Quarter 2007	3.10	2.17	13.50	10.36
Second Quarter 2007	3.09	2.54	12.74	10.02
Third Quarter 2007	3.05	2.21	13.75	9.25
Fourth Quarter 2007	2.99	2.10	13.20	8.50
First Quarter 2008	2.55	1.70	9.79	6.67
Second Quarter 2008	2.17	1.25	8.50	4.80
Third Quarter 2008	1.60	1.11	5.36	4.28
Fourth Quarter 2008	1.27	0.41	4.50	1.85
First Quarter 2009	1.00	0.34	3.80	1.89
Second Quarter 2009	1.21	0.55	8.69	2.80
Third Quarter 2009	2.75	0.89	10.00	3.60

Last Five Years:
2004	8.21	3.00	*	*
2005	3.91	1.94	14.89	9.56
2006	2.90	1.45	12.79	8.08
2007	3.10	2.10	13.75	8.50
2008	2.55	0.41	9.79	1.85

On December 28, 2009, the last reported sale price of the ordinary shares was $6.19 on The NASDAQ Global Market and NIS 24.00 on the Tel Aviv Stock Exchange.

*	During 2004 there was no market activity on the Tel Aviv Stock Exchange

Capitalization

The following table sets forth our consolidated unaudited capitalization as of September 30, 2009, on an actual basis. The financial date in the following table should be read in conjunction with our consolidated financial data and notes thereto incorporated by reference herein.

As of September 30, 2009 (unaudited, in thousands)
Shareholders’ equity:
Ordinary shares, par value NIS 0.01 per share: 40,000,000 shares authorized;
19,456,503 shares issued and outstanding (1)	$55
Additional paid-in capital	84,447
Deferred equity-based compensation	-
Accumulated other comprehensive income	236
Accumulated deficit	(61,555)

Total shareholders’ equity	$23,183

(1)
Does not include 1,453,485 ordinary shares issuable upon the exercise of warrants outstanding as of September 30, 2009, at an exercise price of $3.05 per share and 2,658,476 ordinary shares issuable upon the exercise of 2,350,946 options, at a weighted average exercise price of $1.81 per share, and vesting of 307,530 restricted share units outstanding as of September 30, 2009.

Use of Proceeds

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include the following:

•	working capital;

•	capital expenditures;

•	the acquisition of other companies or businesses; and

•	other purposes as mentioned in any prospectus supplement.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

        Based upon our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material Israeli and U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	ordinary shares;

•	debt securities;

•	warrants;

•	subscription rights;

•	units; and

•	any combination of the foregoing securities.

    In this prospectus, we will refer to the ordinary shares, debt securities, warrants, subscription rights and units collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $20,000,000.

    This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Description of Ordinary Shares

Our authorized share capital consists of 40,000,000 (forty million) ordinary shares, par value NIS 0.01 per share. We may from time to time, by approval of a majority of our shareholders, increase our authorized share capital. All ordinary shares are registered shares, rather than bearer shares.

The ownership or voting rights of our ordinary shares by non-residents of Israel is not restricted in any way by our memorandum of association or amended and restated articles of association. The State of Israel does not restrict in any way the ownership or voting rights of ordinary shares of Israeli entities by non-residents of the State of Israel, except with respect to subjects of countries that are in a state of war with the State of Israel. Our ordinary shares do not have cumulative voting rights for the election of directors. The affirmative vote of the shareholders present in person or by proxy that represent more than 50% of the voting power present in person or by proxy have the power to elect all nominees up for election to our board of directors.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to the nominal value of their respective holdings. This liquidation right may be affected by the grant of a preferential dividend or distribution right to the holder of a class of shares with preferential rights that may be authorized in the future. Dividends may be paid only out of profits, as defined in the Israeli Companies Law, 1999, or Companies Law. Our board of directors is authorized to declare dividends, although we anticipate that, for the foreseeable future, we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years.

Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Subject to the provisions set forth in Section 46B of the Israeli Securities Law, 1968, these voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. Our major shareholders do not have different voting rights from each other or other shareholders.

 Resolutions of shareholders (e.g. resolutions amending our articles of association, electing or removing directors, appointing an independent registered public accounting firm, authorizing changes in capitalization or the rights attached to our shares or approving a wind-up or merger) require the affirmative vote (at a meeting convened upon advance notice of no less than twenty one days) of shareholders present in person or by proxy and holding shares conferring, in the aggregate, at least a majority of the votes actually cast on such resolutions.

The quorum required for a meeting of shareholders is at least two shareholders present, in person or by proxy, within half an hour of the time fixed for the meeting’s commencement that together hold shares conferring in the aggregate more than 33% of the total voting power of our shares. A meeting adjourned for lack of a quorum is adjourned to the following day at the same time and place. At the reconvened meeting, in the event a quorum is not present within half an hour of the time fixed for the meetings commencement, the persons present shall constitute a quorum.

Our registration number at the Israeli Registrar of Companies is 51-181246-3.

The objectives stated in our amended and restated articles of association are:

•	to invent, design, plan, develop, manufacture, market and trade in the field of measuring instruments in electronics, micro-electronics, medicine, chemistry, metallurgy, ceramics, and any other field;

•	to initiate, participate, manage, execute, import and export any kind of project within the boarders of the State of Israel and/or outside Israel;

•	to register patents, trademarks, trade names, intellectual property rights marketing rights and any other right of any kind whatsoever, both in Israel and abroad; and

•	to engage in any legal activity, both in Israel and abroad.

Modification or abrogation of the rights of any existing class of shares requires either the written consent of all of the holders of the issued shares of such class or the adoption of a resolution by an ordinary majority of a general meeting of holders of such class.

We had 19,716,045 ordinary shares issued as of December 1, 2009. The above number of issued ordinary shares includes 2,229 treasury shares held by us through a trustee.

The transfer agent and registrar for our ordinary shares is BNY Mellon Shareowner Services, P.O. Box 358016, Pittsburgh, PA 15252-8016.

Description of Debt Securities

This prospectus describes the general terms and provisions of the debt securities we may offer and sell by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may offer under this prospectus up to $20,000,000 in aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial offering price of up to $20,000,000. We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” Unless otherwise specified in a prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.

The debt securities will be issued under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, because the indenture, and not this summary, will govern your rights as a holder of debt securities. Capitalized terms used in this summary will have the meanings specified in the indenture.

Additional Information

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We may issue an unlimited amount of debt securities under the indenture, and the debt securities may be in one or more series with the same or various maturities, at par, at a premium or at a discount. Except as set forth in any prospectus supplement, we will also have the right to “reopen” a previous series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities, which will include some or all of the following:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and the name of the depository;

•	the maturity date;

•
the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any securities;

•	classification as senior or subordinated debt securities;

•
in the case of subordinated debt securities, the degree, if any, to which the subordinated debt securities of the series will be senior to or be subordinated to other indebtedness of our in right of payment, whether the other indebtedness is outstanding or not;

•
the terms on which any series of debt securities may be convertible into or exchangeable for our ordinary shares or other of our securities, including (a) provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and (b) provisions pursuant to which the number of ordinary shares or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	any listing of a series of debt securities on a securities exchange or market;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We will provide information on the applicable United States and Israeli income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than us) expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met, including any additional conditions described in the applicable prospectus supplement.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements as may be in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of, or premium on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration of the debt securities of such series and its consequences, including any related payment default that resulted from the acceleration.

Discharging Our Obligations

We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen, destroyed or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if, in addition to making the deposit with the trustee, we meet some specific requirements. Among other things:

•
we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law;

•	we may not have a default on the debt securities discharged on the date of deposit;

•	the discharge may not violate any of our agreements; and

•	the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

Description of Warrants

We may issue warrants to purchase ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The prospectus supplement relating to any warrants we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, provisions for changes to or adjustments in the exercise price of the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 16. We urge you to read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

Description of Subscription Rights

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

 The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the shares ordinary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 16. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

Description of Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 16. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

Plan of Distribution

We may sell the securities being offered hereby in one or more of the following methods from time to time:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	to one or more underwriters for resale to the public or to investors;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of these methods of sale.

    The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

          We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

The debt securities, warrants and the units that we may offer will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our ordinary shares, which are listed on The NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member may not exceed 8% of the aggregate proceeds of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Experts

The financial statements as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, incorporated by reference in this prospectus have been audited by Brightman Almagor Zohar & Co. a member of Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

The validity of the securities offered in this prospectus will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Tel Aviv, Israel. Any underwriters will be advised with respect to other issues relating to any offering by their own legal counsel.

Where You Can Find More Information; Incorporation of Information by Reference

We have filed a registration statement on Form F-3 with the SEC in connection with this offering. In addition, we file reports with, and furnish information to, the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC, including any exhibits and schedules, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on this public reference room. In addition, the SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. You may access the SEC's website at http://www.sec.gov. These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. The following documents filed with or furnished to the SEC by our company are incorporated by reference in this registration statement:

•
our Annual Report on Form 20-F for the year ended December 31, 2008, as filed with the SEC on March 30, 2009, to the extent the information in that report has not been updated or superseded by this prospectus;

•	our Report on Form 6-K, furnished to the SEC on May 6, 2009;

•	our Report on Form 6-K, furnished to the SEC on May 7, 2009;

•	our Report on Form 6-K, furnished to the SEC on August 4, 2009;

•	our Report on Form 6-K, furnished to the SEC on August 5, 2009;

•	our Report on Form 6-K, furnished to the SEC on December 8, 2009; and

•	the description of our ordinary shares which is contained in our registration statement on Form 8-A filed with the SEC on March 22, 2000.

All subsequent annual reports filed by our company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at: Weizmann Science Park, Einstein St., Building 22, 2nd Floor, Ness-Ziona, Israel, Attn: Corporate Secretary, telephone number: 972-8-9387505.

A copy of this prospectus, our  amended and restated articles of association, are available for inspection at our offices at Weizmann Science Park, Einstein St., Building 22, 2nd Floor, Ness-Ziona, Israel, and on the Israel Securities Authority’s Magna website, www.magna.isa.gov.il.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

Enforceability of Civil Liabilities and
Agent For Service of Process in The United States

 We are incorporated in Israel, most of our executive officers and directors and the Israeli experts named herein are nonresidents of the United States, and a substantial portion of our assets and of such persons’ assets are located outside the United States. For further information regarding enforceability of civil liabilities against us and other persons, see the risk factor “Any shareholder with a cause of action against us as a result of buying, selling or holding our ordinary shares may have difficulty asserting a claim under U.S. securities laws or enforcing a U.S. judgment against us or our officers, directors or Israeli auditors.” under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2008, which is incorporated by reference herein.

Offering Expenses

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$1,116
Legal fees and expenses	$15,000
Accountants fees and expenses	$5,000
Miscellaneous	$2,000

TOTAL	$23,116

Part II. Information Not Required In Prospectus

Item 8. Indemnification of Directors and Officers.

Exemption of Office Holders under the Israeli Companies Law

The Companies Law provides that an Israeli company cannot exculpate an office holder from liability with respect to a breach of his duty of loyalty, but may exculpate in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care (except in connection with distributions), provided the articles of association of the company allow it to do so. Our amended and restated articles of association allow us to do so.

The Companies Law was recently amended to permit indemnification of reasonable litigation expenses as well, including attorneys’ fees, expended by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either: (i) concluded without the imposition of any financial liability in lieu of criminal proceedings; or (ii) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of malice aforethought.

The recent amendment to the Companies Law also provides that an undertaking by a company to indemnify an office holder must be limited to events which its board of directors deems to be foreseeable in light of the company’s actual operations at the time of the undertaking and limited to a sum or criterion that the board of directors determines to be reasonable under the circumstances, and the undertaking must delineate those events and such sum or criterion which the board determined to be reasonable. This amendment to the Companies Law imposes these conditions only on undertakings to indemnify an office holder for financial liabilities imposed by judgments but not for litigation expenses.

The Companies Law provides that a company may not indemnify an office holder for, nor enter into an insurance contract that would provide coverage for any monetary liability incurred as a result of any of the following:

•	a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his duty of care if such breach was done intentionally or recklessly, excluding mere negligence;

•	any act or omission done with the intent to derive an illegal personal benefit; or

•	any fine levied against the office holder as a result of a criminal offense.

Required Approvals

In addition, pursuant to the Companies Law, indemnification of and procurement of insurance coverage for our office holders must be approved by our audit committee and board of directors and, for indemnification and insurance for directors, also by our shareholders.

Insurance and Indemnification of Directors and Officers under the Company’s Amended and Restated Articles of Association

Subject to the provisions of the Companies Law, under the Company’s amended Articles of Association, the Company is permitted to exempt in advance any director or officer from any liability to the Company attributed to damage caused by breach of the director’s or officer’s duty of care owed to the Company, except for such breach of duty of care in distribution (as defined by the Companies Law). Subject to the provisions of the Companies Law, the Company may procure directors’ and officer’s liability insurance for the following:

•	breach of duty of care by any director or officer owed to the Company or any other person;

•
breach of fiduciary duty by any director or officer owed to the Company, provided that such director or officer acted in good faith and had a reasonable basis to assume that the action would not harm the best interests of the Company; or

•	a monetary liability imposed on the director or officer in favor of a third party due to activities carried out in his capacity as a director or officer of the Company.

Subject to the provisions of the Companies Law, the Company may undertake retroactively to indemnify a director or company officer in respect of a liability or expense imposed on him or incurred by him as a result of an act carried out in his capacity as a director or officer of the Company. Such indemnity may be issued in respect of a liability or expense as follows:

•	a monetary liability imposed on the director or officer in favor of a third party under a judgment, including a judgment by way of compromise or a judgment of an arbitrator approved by a court;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the director or officer due to an inquiry he was under or a proceeding filed against him by an authority, that ended without filing a charge sheet and without having incurred any monetary liability as an alternative to the criminal proceedings, or that ended without filing a charge sheet but with an imposition of a monetary liability as an alternative to the criminal proceedings in an offense not requiring proof of mens rea; or

•
reasonable litigation expenses, including attorneys’ fees, incurred by the director or officer charged to him by the court, in a proceeding filed against him by or on behalf of the Company or by any other person, or for a criminal charge from which he was acquitted or for a criminal charge in which he was found guilty of an offense not requiring proof of mens rea.

Subject to the provisions of the Companies Law, the Company may undertake in advance to indemnify a director or officer in respect of a liability or expense imposed on him as a result of an act carried out in his capacity as a director or officer, provided that the undertaking will be limited as follows:

•
a monetary liability imposed on the director or officer in favor of a third party under a judgment, including a judgment by way of compromise or a judgment of an arbitrator approved by a court. However, such undertaking will be limited to the kinds of events that in the board of director’s opinion are foreseeable at the time of the issue of the undertaking and will be limited to the amount determined by the board of directors as reasonable under the circumstances, and that the kinds of events and the amounts will be mentioned in such undertaking in writing;

•
reasonable litigation expenses, including attorney’s fees incurred by the director or officer due to an inquiry he was under or a proceeding filed against him by an authority, that ended without filing a charge sheet and without having incurred any monetary liability as an alternative to the criminal proceedings, or that ended without filing a charge sheet but with an imposition of a monetary liability as an alternative to the criminal proceedings, in an offense not requiring proof of mens rea; and

•
reasonable litigation expenses, including attorney’s fees, incurred by the director or officer or charged to him by the court, in a proceeding filed against him by or on behalf of the Company or by any other person, or for a criminal charge from which he was acquitted or for a criminal charge in which he was found guilty of an offense not requiring proof of mens rea.

Item 9. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form F-3, which Exhibit Index is incorporated herein by reference.

Item 10. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b), that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. A post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(11)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ness-Ziona, Israel, on December 29, 2009.

NOVA MEASURING INSTRUMENTS LTD. By: /s/ Gabi Seligsohn —————————————— Gabi Seligsohn President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Gabi Seligsohn Gabi Seligsohn	President & Chief Executive Officer (principal executive officer)	December 29, 2009

/s/ Dror David Dror David	Chief Financial Officer (principal financial officer and principal accounting officer)	December 29, 2009

* Micha Brunstein	Chairman of the Board of Directors	December 29, 2009

* Giora Dishon	Director	December 29, 2009

* Avi Kerbs	Director	December 29, 2009

* Alon Dumanis	Director	December 29, 2009

* Dan Falk	Director	December 29, 2009

* Naama Zeldis	Director	December 29, 2009

* Avi Cohen	Director	December 29, 2009

*/s/ Dror David
Dror David
(Attorney-in-fact)

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Nova Measuring Instruments Ltd. has signed this Amendment No.1 to the Registration Statement on December 29, 2009.

NOVA MEASURING INSTRUMENTS INC. By: /s/ Michael Sendler —————————————— Michael Sendler President

By: /s/ Gabi Seligsohn —————————————— Gabi Seligsohn President and Chief Executive Officer of Nova Measuring Instruments Ltd.

EXHIBIT INDEX

No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Articles of Association (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report for 20-F for the year ending December 31, 2008, filed March 30, 2009).
4.1	Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-3 (registration number 333-142834), filed May 11, 2007).
4.2	Form of Debt Securities Indenture.**
4.3	Form of Debt Securities.*
4.4	Form of Warrant Agreement (including form of Warrant Certificate).*
4.5	Form of Unit Agreement (including form of Unit Certificate).*
4.6	Form of Subscription Right Agreement (including form of Right Certificate).*
5.1	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. **
23.1	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., included in Exhibit 5.1. **
23.2	Consent of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, independent registered public accounting firm.
24.1	Power of attorney. **
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Debt Securities Indenture.***

* To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

** Previously filed.

*** To be incorporated, if applicable, by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.